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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) - July 15, 1999
                                                            -------------

                              HUDSON UNITED BANCORP
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               (Exact Name of Registrant as Specified in Charter)


                                   NEW JERSEY
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                 (State or Other Jurisdiction of Incorporation)

               1-08660                             22-2405746
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       (Commission File Number)         (IRS Employer Identification No.)

               1000 MacArthur Boulevard, Mahwah, New Jersey 07430
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                    (Address of Principal Executive Offices)

                                 (201) 236-2600
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                         (Registrant's Telephone Number)


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Item 5.  Other Events
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         On July  15,  1999,  Hudson  United  Bancorp  reported  second  quarter earnings of $25.5 million or $0.63 per share on a diluted basis, compared with operating earnings of $21.0 million or $0.50 per share for the same period in 1998. These results represent a 26% increase in diluted earnings per share. Net
income  for  the  second   quarter  of  1998,   including   merger-related   and
restructuring charges of $16.5 million (on an after-tax basis), was $4.6 million, or $0.11 per diluted share.

         Hudson United Bancorp's total assets at June 30, 1999 were $7.2 billion compared to $6.8 billion at year-end 1998. Total loans, at June 30, 1999 were $3.5 billion, an increase of $151 million from December 31, 1998. At June 30, 1999, total deposits were $5.0 billion. Stockholders' equity was $423 million and book value per common share was $10.70.

         A copy of Hudson United Bancorp's press release is attached to this Form 8-K as an Exhibit and is incorporated herein by reference.



Item 7.   Exhibits

          Exhibit 99            Press Release dated July 15, 1999

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                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              HUDSON UNITED BANCORP

                              JOSEPH F. HURLEY
Dated: July 22, 1999       By:-------------------------------------
                              Joseph F. Hurley
                              Chief Financial Officer


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                                INDEX TO EXHIBIT


Exhibit No.              Description
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99                       Press Release dated July 15, 1999